                                                                       EXHIBIT 1


                                  ENRON CORP.
                            (A DELAWARE CORPORATION)

                        ENRON PREFERRED FUNDING II, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             ENRON CAPITAL TRUST II
                          (A DELAWARE BUSINESS TRUST)

                      6,000,000 TRUST PREFERRED SECURITIES

         ____% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS")(SM)





                               PURCHASE AGREEMENT





                            DATED: JANUARY __, 1997



(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                              TABLE OF CONTENTS
                              -----------------

SECTION 1.  Representations and Warranties
    (a)     Representations and Warranties by the Company
            (i)      Compliance with Registration Requirements..............................................4
            (ii)     Incorporated Documents.................................................................5
            (iii)    Independent Accountants................................................................5
            (iv)     Good Standing of the Company and Subsidiaries..........................................5
            (v)      Authorization of Agreement.............................................................5
            (vi)     Authorization of the Debentures and Indentures.........................................6
            (vii)    Authorization of Investment Guarantees.................................................6
            (viii)   Absence of Defaults and Conflicts; Absence of Further
                     Requirements...........................................................................6
            (ix)     Material Adverse Change................................................................7
            (x)      Investment Company Act.................................................................7
            (xi)     PUCHA..................................................................................7
            (xii)    Absence of Proceedings.................................................................7
    (b)     Representations and Warranties by the Trust, the Partnership and
            the Company.....................................................................................7
            (i)      Good Standing of Trust.................................................................8
            (ii)     Authorization of Declaration...........................................................8
            (iii)    Authorization of Trust Common Securities...............................................8
            (iv)     Authorization of Trust Preferred Securities............................................8
            (v)      Authorization of Trust Guarantee.......................................................9
            (vi)     Regular Trustees.......................................................................9
            (vii)    Good Standing of the Partnership.......................................................9
            (viii)   Authorization of Partnership Agreement.................................................9
            (ix)     Authorization of Partnership Preferred Securities......................................9
            (x)      Authorization of Partnership Guarantee................................................10
            (xi)     General Partner Status................................................................10
            (xii)    Investment Company Act................................................................10
            (xiii)   Absence of Conflicts..................................................................10
            (xiv)    Absence of Further Requirements.......................................................10
            (xv)     Absence of Proceedings................................................................11

SECTION 2.  Sale and Delivery to Underwriters; Closing.....................................................11
    (a)     Securities.....................................................................................11
    (b)     Payment........................................................................................11
    (c)     Denominations; Registration....................................................................12

SECTION 3.  Covenants of the Offerors......................................................................12
      (a)   Compliance with Securities Regulations and Commission Requests.................................12
      (b)   Filing of Amendments...........................................................................13
      (c)   Delivery of Registration Statements............................................................13
      (d)   Delivery of Prospectuses.......................................................................13
      (e)   Continued Compliance with Securities Laws......................................................13
      (f)   Blue Sky Qualifications........................................................................14
      (g)   Rule 158.......................................................................................14
      (h)   Use of Proceeds................................................................................14
      (i)   Listing........................................................................................14
      (j)   Restriction on Sale of Securities..............................................................14
      (k)   Reporting Requirements.........................................................................15

SECTION 4.  Payment of Expenses............................................................................15
      (a)   Expenses.......................................................................................15
      (b)   Termination of Agreement.......................................................................15

SECTION 5.  Conditions of Underwriters' Obligations........................................................16
      (a)   Effectiveness of Registration Statement........................................................16
      (b)   Opinion of Counsel for Company.................................................................16
      (c)   Opinion of Counsel for Underwriters............................................................16
      (d)   Opinion of Counsel for the Property Trustee....................................................16
      (e)   Officers' Certificate..........................................................................17
      (f)   Accountant's Comfort Letter....................................................................17
      (g)   Bring-down Comfort Letter......................................................................17
      (h)   Maintenance of Rating..........................................................................17
      (i)   Approval of Listing............................................................................17
      (j)   Additional Documents...........................................................................17
      (k)   Termination of Agreement.......................................................................18

SECTION 6.  Indemnification................................................................................18
      (a)   Indemnification of Underwriters................................................................18
      (b)   Indemnification of Company, Directors and Officers.............................................19
      (c)   Actions Against Parties; Notification..........................................................19
      (d)   Settlement Without Consent if Failure to Reimburse.............................................20

SECTION 7.  Contribution...................................................................................21

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.................................22

SECTION 9.  Termination of Agreement.......................................................................22
      (a)   Termination; General...........................................................................22
      (b)   Liabilities....................................................................................23

SECTION 10.  Default by One or More of the Underwriters....................................................23

SECTION 11.  Notices.......................................................................................24

SECTION 12.  Parties.......................................................................................24

SECTION 13.  Governing Law and Time........................................................................24

SECTION 14.  Effect of Headings............................................................................24

Schedule B
Exhibit A
Exhibit B
Exhibit C

                             Enron Capital Trust II
                          (a Delaware business trust)

                      6,000,000 Trust Preferred Securities

          ___% Trust Originated Preferred Securities (SM) ("TOPrS")SM
               (Liquidation Amount of $25 per Preferred Security)
                           guaranteed by Enron Corp.


                               PURCHASE AGREEMENT


                                January __, 1997


Merrill Lunch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated


c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Enron Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Trust Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq.), Enron Preferred Funding II, L.P. (the "Partnership"), a limited partnership organized under the Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act") of the State of Delaware (Chapter 17, Title 6, of the Delaware Code, 6 Del. C. ss.ss. 17-101 et seq.), and Enron Corp., a Delaware corporation (the "Company" and, together with the Trust and the Partnership, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, "Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, hereinafter referred to as the

---------------------------------

        (SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

"Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ____% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) representing preferred undivided beneficial ownership interests in the assets of the Trust ("TOPrS" or the "Trust Preferred Securities") set forth in Schedule A. The Company will own all the common securities (the "Trust Common Securities" and, together with the Trust Partnership Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Trust Preferred Securities and the Trust Common Securities will be issued pursuant to the amended and restated declaration of trust (the "Declaration") of the Trust, dated as of December __, 1996, among the Company, -----------, ----------- ------------, as regular trustees (the "Regular Trustees"), The Chase Manhattan Bank, as institutional trustee (the "Property Trustee"), and Chase National Bank Delaware, a Delaware corporation, as Delaware trustee (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Issuer Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined herein) with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Trust Preferred Securities Guarantee Agreement (the "Trust Guarantee"), to be dated as of January __, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee").

      The proceeds from the sale of the Trust Securities will be used by the Trust to purchase partnership preferred securities ("Partnership Preferred Securities"), representing all of the limited partnership interests of the Partnership. All of the general partnership interests will be owned by the Company, which shall be sole general partner (in such capacity, the "General Partner"). The Partnership Preferred Securities will be issued pursuant to an amended and restated agreement of limited partnership, to be dated as of January __, 1997 (the "Partnership Agreement"), among the Company, as general partner, and Organizational Partner, Inc., as initial limited partner, and such other persons who become limited partners thereto, and will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption pursuant to the Partnership Guarantee Agreement (the "Partnership Guarantee" and, together with the Trust Guarantee, the "Guarantees"). The Trust Preferred Securities and the related Trust Guarantee, together with the Partnership Preferred Securities and the related Partnership Guarantee, are referred to herein as the "Offered Securities."

      The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution of the General Partner to acquire, among other things, (i) a subordinated debenture of the Company, (ii) senior debentures of certain subsidiaries the Company (together with the Company, the "Investment Affiliates"). The debentures to be issued (collectively, the "Subsidiary Debentures") by the subsidiaries (collectively, the "Investment Subsidiaries") are to be fully and unconditionally guaranteed by the Company (the "Investment Guarantees"). Each of the debentures (the "Debentures") shall be issued pursuant to an indenture (each an "Indenture"), to be dated as of January __, 1997, among the applicable Investment Affiliate, The Chase National Bank, as trustee (the "Debt Trustee"), and in the case of the Debentures issued by subsidiaries of the Company, the Company, as guarantor (the "Debenture Guarantor").

      The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-_____, 333-_____-01, 333-_____-02) to register under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of (i) the Trust Preferred Securities, (ii) the Trust Guarantee, (iii) the Partnership Preferred Securities, (iv) the Partnership Guarantee, (v) the Debentures of the Company and (vi) the Investment Guarantees.

      The Offerors understand that the Underwriters propose to make a public offering of the Offered Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Declaration, Trust Guarantee Agreement, Investment Guarantees and the Company Debenture have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

      Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective, but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Offered Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January __, 1997 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  REPRESENTATIONS AND WARRANTIES

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has been filed on an appropriate form under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Offerors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Good Standing of the Company and Subsidiaries. Each of the Company and each of its subsidiaries listed on Exhibit A hereto has been duly incorporated, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and has the power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

                  (v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors.

                  (vi) Authorization of the Debentures and Indentures. At the Closing Time, each Indenture will have been duly authorized, executed and delivered by the applicable Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor and, when duly executed and delivered by the Debt Trustee, will constitute a valid and binding agreement of such Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor, enforceable against such Investment Affiliate and, in the case of the Subsidiary Debentures, the Debenture Guarantor, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions"). The Indenture of the Company has duly qualified under the 1939 Act. The Debentures have been duly authorized and, at the Closing Time, will have been duly executed by the applicable Investment Affiliate and, when authenticated, issued and delivered in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of such Investment Affiliate, enforceable against such Investment Affiliate in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (vii) Authorization of Investment Guarantees. The Investment Guarantees have been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Debenture Guarantor, and, when authenticated in the manner provided in the Investment Guarantee, will constitute a valid and binding obligation of the Debenture Guarantor, enforceable against the Debenture Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (viii) Absence of Defaults and Conflicts; Absence of Further Requirements. The execution, delivery and performance of this Agreement, the Declaration, the Partnership Agreement, the Trust Guarantee, the Partnership Guarantee, the Debentures and the Indentures (collectively, the "Transaction Documents") by the Company and the execution, delivery and performance of the Debentures and the Indentures by the applicable Investment Affiliate and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties of assets, the effect of which breach, violation or default would be material to the Company and its subsidiaries taken as a whole; and except such as have been obtained or required under the 1933 Act or the 1933 Act Regulations, 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Declaration, the Trust Preferred Guarantee Agreement, the Investment Guarantees and the Indenture of the Company under the 1939 Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required in connection with the offering, issuance, and sale of the Offered Securities, the Debentures and Investment Guarantees or, the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance by the Company and, where applicable, the Investment Subsidiaries of the Transaction Documents.

                  (ix) Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (x) Investment Company Act. Each of the Company and the Investment Subsidiaries is not, and after giving effect to the offering and sale of the Trust Preferred Securities and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xi) PUCHA. Each of the Company and its subsidiaries is exempt from any obligation, duty or liability imposed on it as a "holding company," "subsidiary company" of a "holding company" or an "affiliate" of a "subsidiary company" or a "holding company," in each case as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                  (xii) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Prospectus or that would result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as a whole, or that could materially and adversely affect the properties or assets of the Company or any of its subsidiaries, or that could adversely affect the consummation of the transactions contemplated in this Agreement.

      (b) Representations and Warranties by the Trust, the Partnership and the Company. The Offerors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in
Section 2(b) herein, as follows:

                  (i) Good Standing of Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Trust Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Trust Preferred Securities, the Trust Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign business trust and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (ii) Authorization of Declaration. The Declaration has been duly authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company, as Sponsor, and assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

                  (iii) Authorization of Trust Common Securities. At the Closing Time, the Trust Common Securities will have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Trust Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (iv) Authorization of Trust Preferred Securities. At the Closing Time, the Trust Preferred Securities will have been duly authorized by the Declaration and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                  (v) Authorization of Trust Guarantee. The Trust Guarantee has been duly authorized by the Company and, when validly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Trust Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Trust Guarantee will conform in all material respects to all statements relating thereto contained in the Prospectus; and the Trust Guarantee, at the Closing Time, will have been duly qualified under the 1939 Act.

                  (vi) Regular Trustees. Each of the Regular Trustees of the Trust is an employee of the Company; at the Closing Time, the Declaration will have been duly executed and delivered by the Regular Trustees and will be a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (vii) Good Standing of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Limited Partnership Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and, at the Closing Time, will have power and authority to enter into and perform its obligations under this Agreement, the Partnership Preferred Securities and the Partnership Agreement; the Partnership is duly qualified to transact business as a foreign limited partnership and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Partnership; the Partnership is not a party to or otherwise bound by any agreement other than those described in the Prospectus; and the Partnership is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (viii) Authorization of Partnership Agreement. The Partnership Agreement has been duly authorized by the Company as general partner and, at the Closing Time, will have been duly executed and delivered by the Company, and will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof in the Prospectus.

                  (ix) Authorization of Partnership Preferred Securities. At the Closing Time, the Partnership Preferred Securities will have been duly authorized by the Partnership Agreement and, when issued and delivered pursuant to the Partnership Agreement against payment of the consideration set forth therein, will be duly issued and fully paid and not subject to assessment for additional amounts (except as provided in Section 17-607 of the Delaware Limited Partnership Act), will be entitled to the benefits of the Partnership Agreement and will conform to the description thereof in the Prospectus; the issuance of the Partnership Preferred Securities is not subject to preemptive or other similar rights; assuming that the holders of Partnership Preferred Securities in their capacities as such do not participate in the control of the business of the Company, the holders of the Partnership Preferred Securities, in their capacities as such, will have no liability in excess of their obligations to make payments provided for in the Limited Partnership Agreement (subject to the obligation of a holder of Partnership Preferred Securities to repay any funds distributed to it).

                  (x) Authorization of Partnership Guarantee. The Partnership Guarantee has been duly authorized by the Company and, when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xi) General Partner Status. The Company is the sole general partner of the Partnership.

                  (xii) Investment Company Act. Neither the Trust nor the Partnership is and, after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither will be an "investment company" under the 1940 Act.

                  (xiii) Absence of Conflicts. The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware December __, 1996 (the "Certificate of Trust"); the Partnership is not in violation of the Partnership Agreement or the certificate of limited partnership, filed December __, 1996 (the "Certificate of Partnership"); and the execution, delivery and performance of applicable Transaction Documents by the Partnership and the Trust and the consummation of the transactions contemplated herein and therein and compliance by the Partnership and the Trust with their respective obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Partnership and the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust or the Partnership Agreement or the Certificate of Partnership and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Partnership under any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or the Partnership or their respective properties.

                  (xiv) Absence of Further Requirements. No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance, offer and sale of the Trust Securities and the Partnership Preferred Securities, and the consummation of the transactions contemplated by this Agreement by the Partnership or the Trust, or the execution, delivery, and performance by the Partnership or the Trust of the applicable Transaction Documents, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Declaration, the Trust Guarantee, the Investment Guarantees and the Indenture relating to the Debenture of the Company under the 1939 Act.

                  (xv) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Trust or the Partnership, threatened against or affecting the Trust or the Partnership that is required to be disclosed in the Prospectus or that would result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Trust or the Company and its subsidiaries, taken as a whole, or that could materially and adversely affect the properties or assets of the Trust or the Partnership, or that could adversely affect the consummation of the transactions contemplated in this Agreement.

SECTION 2.        SALE AND DELIVERY TO UNDERWRITERS; CLOSING

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the initial public offering price set forth in Schedule B, the number of Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Trust Preferred Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representative for the respective accounts of the Underwriters of a certificate in global form for the Trust Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated

to) make payment of the purchase price for the Trust Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  The purchase price per Trust Preferred Security to be paid by the several Underwriters for the Trust Preferred Securities shall be an amount equal to the initial public offering price as set forth in Schedule B. The initial public offering price per Trust Preferred Security shall be a fixed price to be determined by agreement between the Representative and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in Schedule B.

                  As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the Debentures of the Company and the Investment Subsidiaries, the Company hereby agrees to pay at the Closing Time to the Representative, for the accounts of the several Underwriters, a commission per Trust Preferred Security set forth on Schedule B.

                  At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer of immediately available funds to a bank account designated by Merrill, Lynch, Pierce, Fenner & Smith Incorporated for the account of Underwriters.

      (c) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one business day before the Closing Time. The Trust Preferred Securities will be made available for examination and packaging by the Representative in the City of New York not later than 9:00 a.m. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.        COVENANTS OF THE OFFERORS

      The Offerors covenant with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. During the period when the Underwriters are required to deliver a prospectus with respect to the Offered Securities, the Offerors will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations with respect to the offer of the Offered Securities so as to permit the completion of the distribution of the Trust Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to serve of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Offerors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use or cause to be used the net proceeds received from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

      (i) Listing. The Company will use all reasonable efforts to effect the listing of the Offerors Securities on the New York Stock Exchange.

      (j) Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Trust Preferred Securities, any Partnership Preferred Securities, any preferred stock of the Company or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or Partnership Preferred Securities or any preferred stock of the Company.

      (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.        PAYMENT OF EXPENSES

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Declaration, the Partnership Agreement, and the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (other than fees and expenses of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants, experts and other advisors, (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Property Trustee and the Trust Preferred Guarantee Trustee, including the reasonable fees and disbursements of counsel for the Trustees in connection with the Indentures, the Investment Guarantees and the Debentures, (ix) any fees payable in connection with the rating of the Trust Preferred Securities, and (x) the fees and expenses incurred in connection with the listing of the Offered Securities on the New York Stock Exchange.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.        CONDITIONS OF UNDERWRITERS' OBLIGATIONS

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in
Section 1 hereof and in certificates of any officer of the Company, the Trust, the Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Offerors of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of James V. Derrick, Jr., Senior Vice President and General Counsel of the Company and Vinson & Elkins L.L.P., counsel to the Company, the Trust and the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of Bracewell &Patterson, L.L.P. and of Skadden, Arps, Slate, Meagher & Flom LLP, co-counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters.

      (d) Opinion of Counsel for the Property Trustee. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Seward & Kissel, counsel for the Property Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Arthur Andersen LLP a letter, dated as of such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

      (h) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

      (i) Approval of Listing. At the Closing Time, the Trust Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (j) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6.        INDEMNIFICATION

      (a) Indemnification of Underwriters. The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchased any of the Offered Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Offered Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company had previously furnished copies thereof to such Underwriter.

      (b) Indemnification of Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Offerors, directors of the Company, the General Partner of the Partnership, the Issuer Trustees of the Trust, each of the officers of the Offerors who signed the Registration Statement, and each person, if any, who controls any of the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by

Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7.        CONTRIBUTION

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Offerors and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on such cover.

      The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the General Partner of the Partnership, the Issuer Trustees of the Trust, each officer of the Offerors who signed the Registration Statement, and each person, if any, who controls any of the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Offerors or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Trust Preferred Securities to the Underwriters.

SECTION 9.  TERMINATION OF AGREEMENT

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York State authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

      If one or more of the Underwriters shall fail at the Closing Time to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  NOTICES

      All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 1221 McKinney Street, Suite 2700, Houston, Texas 77010, Attention Rob L. Jones, Managing Director, Facsimile No. (713) 759-2580; and notices to the Company, the Trust or the Partnership shall be directed to the Company at Enron Corp., 1400 Smith Street, Houston, Texas 77002-7369, Attention: Treasury Department, Facsimile No. (713) 646-4831. Any such notice, request, statement or communication shall be effective upon receipt thereof.

SECTION 12.  PARTIES

      This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  EFFECT OF HEADINGS

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        ENRON CORP.


                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                        ENRON PREFERRED FUNDING II, L.P.

                                        By:  ENRON CORP., General Partner


                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                        ENRON CAPITAL TRUST II


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:   MERRILL LYNCH & CO.
      MERRILL LYNCH, PIERCE, FENNER &
           SMITH, INCORPORATED


      By:
         ---------------------------------
              Authorized Signatory

For themselves and as Representative of the other
Underwriters named in Schedule A hereto.

                                        SCHEDULE A



                                                                                                Number of
                               Name of Underwriter                                  Trust Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated..................................
                                                                                               ---------



                                                                                               ---------
     Total..........................................................................           6,000,000
                                                                                               =========

                                        SCHEDULE B


         1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in said Section 2, shall be $_____.

         2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above.

         3. The compensation per Trust Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $____; provided, however, that the compensation per Trust Preferred Security for sale of 10,000 or more Trust Preferred Securities to a single purchaser shall be $__.

                                        Exhibit A


Citrus Corp.
Enron Gas Processing Company
Enron Capital & Trade Resources Corp.
Enron International Inc.
Enron Liquids Pipeline Company
Enron Oil & Gas Company
Enron Power Corp.
Florida Gas Transmission Company
Houston Pipe Line Company
Northern Natural Gas Company
Transwestern Pipeline Company

                                        Exhibit B


         1. Each of the Company, each Subsidiary and each Investment Affiliate has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and has full corporate power and authority to conduct its business as currently conducted.

         2. The Purchase Agreement has been duly authorized, executed and delivered by the Company, the Trust and the Partnership.

         3. Each of the Indentures has been duly authorized, executed and delivered by the Company or the applicable Investment Affiliate and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, constitutes a valid and legally binding obligation of the Company or such Investment Affiliate enforceable against the Company or such Investment Affiliate in accordance with its terms, and the Indentures have been duly qualified under the 1939 Act.

         4. Each of the Debentures has been duly authorized, executed and issued by the Company or the applicable Investment Affiliate and, assuming due authentication thereof by the Indenture Trustee and upon payment and delivery as described in the Purchase Agreement, will constitute a valid and legally binding obligation of the Company or such Investment Affiliate enforceable against the Company or such Investment Affiliate in accordance with its terms.

         5. The Investment Guarantees have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Investment Guarantee Trustee, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, and the Investment Guarantees have been duly qualified under the 1939 Act.

         6. The Trust Guarantee has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trust Guarantee Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Trust Guarantee has been duly qualified under the 1939 Act.

         7. The Partnership Guarantee has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

         8. The Declaration has been duly authorized, executed and delivered by the Company and the Declaration has been duly qualified under the 1939 Act.


         9. The Limited Partnership Agreement has been duly authorized, executed and delivered by the Company.

         10. Neither the Company, the Trust nor the Partnership is, nor after giving effect to the offering and sale of the Trust Preferred Securities and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the 1940 Act.

         11. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale by the Registrants of the Offered Securities, the issuance by the Investment Affiliates of the Debentures, the issuance by the Company of the Investment Guarantees, the Partnership Guarantee and the Trust Guarantee and the compliance by the Registrants with all of the provisions of the Purchase Agreement, except for (a) the registration under the 1934 Act of the Offered Securities and (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

         12. The statements made in the Prospectus under the caption "Description of the Trust," "Description of the Partnership," "Description of the Trust Preferred Securities," "Description of the Trust Guarantee," "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee," insofar as they purport to constitute summaries of the terms of the Offered Securities, the Declaration and the Limited Partnership Agreement, constitute accurate summaries of the terms of the Offered Securities, the Declaration and the Limited Partnership Agreement in all material respects.

         13. We hereby confirm (a) our opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" and (b) that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is an accurate summary of the United States federal income tax matters described therein.

         14. The Registration Statement has become effective under the 1933 Act and the Prospectus was filed on ___________, 1997 pursuant to Rule 424(b) of the 1933 Act Regulations and, to our knowledge after due inquiry, no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

         15. The Registration Statement and the Prospectus (except for the reports of experts pertaining to natural resource reserves and the financial statements and other financial data included in the Registration Statement and the Prospectus, as to which we express no opinion, and exclusive of the documents incorporated by reference therein) comply as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the 1933 Act Regulations and the 1939 Act Regulations.

         16. Each document filed with the Commission pursuant to the 1934 Act (except for the reports of experts pertaining to natural resource reserves and the financial statements and other financial data included in the Prospectus, as to which we express no opinion), which is incorporated by reference into the Prospectus, complied as to form, when so filed, in all material respects with the requirements of the particular form of the Commission upon which it was filed.

         17. The execution and delivery of the Purchase Agreement and the Indentures and the consummation of the transactions therein contemplated and the compliance with the terms of the Purchase Agreement and the Indentures do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation, or By-laws, as amended, of the Company or any Subsidiary, or any indenture, mortgage or, to our knowledge, other agreement to which the Company or any Subsidiary is a party or by which any of the property or assets of any of them is subject, or any existing applicable law, rule, regulation, judgment, order or decree of any domestic government, governmental instrumentality or court known to us and having jurisdiction over the Company or any Subsidiary or any of their respective properties.

         18. No action, suit or proceeding at law or in equity, or before or by any federal, state or other commission, board or administrative agency, is pending or to our knowledge threatened against the Company, the Trust, the Partnership or any of the Subsidiaries which would be required to be described in the Prospectus and is not described as required.

         19. Each of the Company and its subsidiaries is exempt from any obligation, duty or liability imposed on it as a "holding company," "subsidiary company" of a "holding company" or an "affiliate" of a "subsidiary company" or a "holding company," in each case as such term is defined in PUCHA.

         20. Under the Declaration and the Delaware Trust Act, the Trust has full trust power and authority (i) to own property and to conduct its business as described in the Prospectus, and (ii) to enter into and perform its obligations under the Purchase Agreement and the Trust Securities.

         21. The Trust Common Securities have been duly authorized by the Declaration and are validly issued undivided beneficial interests in the assets of the Trust.

         22. Under the Declaration and the Delaware Trust Act, the issuance of the Trust Securities is not subject to preemptive rights.

         23. Under the Partnership Agreement and the Delaware Limited Partnership Act, the Partnership has full partnership power and authority (i) to own property and to conduct its business as described in the Prospectus, and
(ii) to enter into and perform its obligations under the Purchase Agreement and the Partnership Preferred Securities.

         24. Under the Partnership Agreement and the Delaware Limited Partnership Act, the issuance of the Partnership Preferred Securities is not subject to preemptive rights.

         25. The Partnership Agreement is a valid and legally binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.

         26. The issuance and sale by the Trust of the Trust Preferred Securities, the issuance and sale by the Partnership of the Partnership Preferred Securities, and the execution, delivery and performance by the Trust and the Partnership of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement do not violate (i) the Trust Certificate or the Declaration, (ii) the Partnership Certificate or the Partnership Agreement, or (iii) any Delaware law, rule or regulation applicable to the Trust or the Partnership.

         27. No facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data and information pertaining to natural resource reserves included therein, as to which we have not been asked to comment), at the time it became effective or at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data and information pertaining to natural resource reserves included therein, as to which we have not been asked to comment), as of the date of such Prospectus and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                        Exhibit C

         1. Chase is a New York banking corporation validly existing under the laws of the State of New York.

         2. The Trust Preferred Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Trust Preferred Securities Guarantee, and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Preferred Securities Guarantee.

         3. The Property Trustee has the requisite power and authority to execute and deliver the Declaration, and has taken all necessary action to authorize the execution and delivery of the Declaration.

         4. The Trust Preferred Securities Guarantee has been duly executed and delivered by the Trust Preferred Guarantee Trustee and constitutes a legal, valid and binding obligation of the Trust Preferred Guarantee Trustee, enforceable against the Trust Preferred Guarantee Trustee in accordance with its terms, except that certain payment obligations may be enforceable solely against the assets of the Issuer and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).